Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
G&K SERVICES, INC.
(AMENDED AS OF NOVEMBER 16, 2006)
     The Bylaws of G&K Services, Inc., a Minnesota corporation (the “Company”) are hereby amended and restated in their entirety and replaced with the provisions set forth below:
OFFICES
     1. The principal office of the Company shall be in the City of Minnetonka, County of Hennepin, State of Minnesota. The Company may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Company may require.
SHAREHOLDERS’ MEETINGS
     2. All meetings of the shareholders shall be held at the office of the Company in the City of Minneapolis, or at such other place as the Board of Directors may designate.
     3. Annual meetings of the shareholders shall be held at such time and place as may be specified by the Board of Directors, at which they shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.
     4. The holders of a majority of the voting power of the shares of the Company issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If, however, such majority shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to such date, time and place as they determine without notice other than announcement at the meeting, until the requisite amount of voting power shall be present. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     5. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period.
     6. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the stock book of the Company, at least ten (10) days prior to the meeting.
     7. A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and shall, during the whole time of said election, be open to the examination of any shareholder.

     8. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors, or at the request of in writing of shareholders owning ten percent (10%) or more of voting power of all issued and outstanding voting shares of the Company by delivering to the President or Secretary a written demand for a special meeting, which demand shall state the purposes of such meeting; provided, however, that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote.
     9. Business transacted at all special meetings shall be confined to the objects stated in the call.
     10. Written notice of a special meeting of the shareholders, stating the time, place and object thereof, shall be mailed, with postage prepaid, at least five (5) days before such meeting to each shareholder entitled to vote thereat, at such address as appears on the books of the Company.
DIRECTORS
     11. A shareholder must provide written notice of any proposal to be submitted at an annual meeting and such notice must be delivered to the Secretary of the Company so as to be received at the Company’s principal executive offices not less than 120 days in advance of the date that the Company’s proxy statement is to be released to its shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting is held in connection with the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received not less than 120 days in advance of the first date that solicitation is made. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of the shareholder proposing such business; (c) the number of shares of the Company which are beneficially owned by the shareholder; (d) any material interest of the shareholder in such business; and (e) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the matter been proposed by the Company’s Board of Directors. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before an annual meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section.

     12. The management of the business and the affairs of the Company shall be vested in a Board of Directors, whose members need not be shareholders. The number of directors shall be no less than three (3) nor more than twelve (12) and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of the Company’s outstanding capital stock entitled to vote.
     13. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and, with respect to directors in each class, each director shall be elected and serve until the election and qualification of such director’s successor, or until such director’s earlier resignation, death, or removal from office, upon the expiration of the initial terms of office for each class of directors, the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three (3) years to serve until the election and qualification of their successors, or until such directors’ earlier resignation, death, or removal from office.
     14. The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote on such removal. The Board of Directors of the Company, by the affirmative vote of a majority of the directors then holding office may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes, Section 302A.223, subdivision 2 (or similar provision of future law).
     15. Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except in compliance with the Articles of Incorporation. Vacancies on the Board of Directors created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal in compliance with the Articles of Incorporation, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of such director’s predecessor expires and until such director’s successor shall have been duly elected and qualified.

     16. The directors may hold their meetings and have one or more offices and keep the books of the Company at the office of the Company or at such other places as they may from time to time determine.
     17. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these Bylaws directly required to be exercised or done by the shareholders.
COMMITTEES
     18. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.
     19. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.
COMPENSATION OF DIRECTORS
     20. Directors and members of a special or standing committee of the Board of Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.
MEETINGS OF THE BOARD
     21. The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a majority of the whole Board shall be present; or it may be at such place and time as shall be fixed by the consent in writing of all the directors.
     22. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     23. Special meetings of the Board may be called by the Chair or Presiding Director of the Board or the Chief Executive Officer on twenty-four (24) hours’ notice to each director, either personally or by mail, telegram or facsimile, telephone, electronic mail, electronic posting, any other form of electronic communication or any other appropriate means of communication; special meetings shall be called by the Chair or Presiding Director of the Board, or the Chief Executive Officer, or Secretary in like manner and on like notice, on the written request of two (2) or more directors. Notice of any meeting of the Board may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
     24. At all meetings of the Board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation, or these Bylaws.
OFFICERS
     25. The Board of Directors shall from time to time, elect a Chairman of the Board, a President, who may also be designated as Chief Executive Officer, and a Chief Financial Officer, who may also be designated as Treasurer. The Board of Directors may elect, but shall not be required to elect, a Secretary and one or more Vice Presidents. In addition, the Board of Directors may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the Bylaws, or as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.
     26. The Board of Directors, at its first meeting after each annual meeting of the shareholders, shall choose a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and such other officers as it may deem necessary or desirable.
     27. The officers of the Company shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.
     28. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

CHAIRMAN OF THE BOARD
     29. The Chairman of the Board of Directors shall be a member of the Board and shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him by the Board.
PRESIDENT OR CHIEF EXECUTIVE OFFICER
     30. The President or Chief Executive Officer shall be the chief executive officer of the Company. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board at all meetings of directors; he shall have general and active management of the business of the Company; and he shall see that all orders and resolutions of the Board are carried into effect. He shall be an ex officio member of all standing committees and shall have general powers and duties of supervision and management usually vested in the office of the President or Chief Executive Officer of a corporation.
VICE PRESIDENTS
     31. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President or Chief Executive officer, perform the duties and exercise the powers of the President or Chief Executive Officer and shall perform such other duties as the Board of Directors shall prescribe.
SECRETARY AND ASSISTANT SECRETARY
     32. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and minutes of the proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or the President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duties.
     33. The Assistant Secretaries, in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.
TREASURER AND ASSISTANT TREASURERS
     34. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

     35. The Assistant Treasurers, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.
DUTIES OF OFFICERS MAY BE DELEGATED
     36. In the case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.
CERTIFICATES OF STOCK
     37. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. Each such certificate shall exhibit the holder’s name and number of shares, and shall be signed by the President, Chief Executive officer or vice President and the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer.
LOST CERTIFICATE
     38. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same, in such manner as the Board of Directors may require, and shall, if the directors so require, give the Company a bond of indemnity in form and one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
CHECKS
     39. All checks or demands for money and notes of the Company shall be signed by such officer or officers as the Board of Directors may from time to time determine.
TRANSFER OF STOCK
     40. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS
     41. The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
REGISTERED SHAREHOLDERS
     42. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.
NOTICES
     43. Whenever under the provisions of these Bylaws notice is required to be given to any director, officer, or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letterbox in a postpaid sealed wrapper addressed to such shareholder, officer, or director at such address as appears on the books of the Company, or in default of other address, to such officer, director, or shareholders at the General Post Office in Minneapolis, Minnesota, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any shareholder, director or officer may waive any notice required to be given under these Bylaws.

AMENDMENTS
     44. The Board of Directors is expressly authorized to make Bylaws of the Company and from time to time to adopt, amend or repeal Bylaws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change or repeal the Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose; provided, however, that (a) no amendment concerning change of time or place for election of directors shall be adopted within sixty (60) days before the day on which such election is to be held, and in the case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to the last known post office address at least twenty (20) days before the election is held, and (b) any alteration or amendment either (i) fixing the number of directors or their classifications, qualifications or terms of office, (ii) containing procedures for removing directors or filling vacancies in the Board of Directors, or (iii) amending any provision of this Section 43, shall require the affirmative vote of at least eighty percent (80%) of the voting power of the Company entitled to vote thereon.
     I, the undersigned, being the Secretary of the Company, do hereby certify the foregoing to be the Amended and Restated Bylaws of the Company which were originally adopted by the shareholders of the Company at meetings of the shareholders held November 8, 2001 and November 16, 2006, and by the Board of Directors of the Company at meetings of the Board of Directors held August 30, 2001 and May 17, 2006, and pursuant to the provisions of the Minnesota Business Corporation Act.

G&K SERVICES, INC.
By:	/s/ David F. Fisher
	Name:	David F. Fisher
	Title:	Secretary